UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2013
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On August 8, 2013, Lions Gate Entertainment Corp. (the “Company,” “we,” “us” and “our”) issued a press release announcing our results of operations for the first quarter of fiscal 2014. The press release issued by us in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Free Cash Flow

In our press release, we disclosed free cash flow of $(4.4) million for the quarter ended June 30, 2013. Free cash flow is a non-GAAP financial measure, as defined in Regulation G promulgated by the Securities and Exchange Commission (the “SEC”). Net cash flows used in operating activities was $(29.3) million for the quarter ended June 30, 2013. A reconciliation of free cash flow to net cash flows provided by (used in) operating activities is included in Exhibit 99.1.

The non-GAAP financial measure, free cash flow, is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

We believe that this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

EBITDA

In our press release, we disclosed EBITDA of $42.6 million and EBITDA, as adjusted, of $60.8 million for the quarter ended June 30, 2013. EBITDA and EBITDA, as adjusted, are non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. A reconciliation of both EBITDA and EBITDA, as adjusted, as defined to net income (loss), is included in Exhibit 99.1.

The non-GAAP financial measures, EBITDA and EBITDA, as adjusted, are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization.

EBITDA, as adjusted represents EBITDA as defined above adjusted for loss on extinguishment of debt, stock-based compensation, acquisition related charges and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash settled stock appreciation rights (“SARs”) and equity settled SARs. Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit.

Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed.

We believe EBITDA and EBITDA, as adjusted, to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. EBITDA and EBITDA, as adjusted, are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While we consider EBITDA and EBITDA, as adjusted, to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with GAAP. EBITDA and EBITDA, as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted, in the same manner and the measures, as presented, may not be comparable to similarly-titled measures presented by other companies.

Income Before Income Taxes, As Adjusted, Net Income, As Adjusted and Earnings Per Share, As Adjusted

In our press release, we disclosed income before income taxes, as adjusted of $39.8 million, net income, as adjusted of $25.1 million and basic and diluted earnings per share, as adjusted of $0.18 and $0.18, respectively, per share for the quarter ended June 30, 2013. Net income, as adjusted and earnings per share, as adjusted are non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. A reconciliation of income before income taxes, as adjusted to income before income taxes, as reported, net income, as adjusted to net income, as reported and earnings per share, as reported to earnings per share, as adjusted are included in Exhibit 99.1.

The non-GAAP financial measures, income before income taxes, as adjusted, net income, as adjusted and earnings per share, as adjusted, is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Income before income taxes, as adjusted is defined as income before income taxes, as reported, adjusted for the loss on early extinguishment of debt and stock based compensation. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash settled SARs and equity settled SARs. Net income, as adjusted is defined as income before income taxes, as adjusted, adjusted for the loss on early extinguishment of debt and stock based compensation, net of the tax impact calculated using the tax rate applicable to each adjustment. Earnings per share, as adjusted is defined as net income, as adjusted per weighted average shares outstanding.

We believe that these non-GAAP measures provide useful information to investors regarding our results as compared to historical periods. We use these measures, among other measures, to evaluate the operating performance of the Company. We believe that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income (loss) before income taxes, net income (loss), basic and diluted EPS. Not all companies calculate income (loss) before income taxes, net income (loss), basic and diluted EPS as adjusted in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.        Description
--------------         ---------------
99.1            Press Release dated August 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2013            LIONS GATE ENTERTAINMENT CORP.

/s/ James Keegan
James Keegan
Chief Financial Officer